INTELLIGENT BIO SOLUTIONS

PRESS RELEASE

Intelligent Bio Solutions Reaches Key Milestone in Biosensor Platform Development

Achieves Record 4x Improvement in Time-To-Result to Provide Test Results in Under 1 Minute

NEW YORK, January 23, 2023 -- Intelligent Bio Solutions Inc. ("Intelligent Bio Solutions" or the "Company") (Nasdaq: INBS), a life sciences company developing and delivering intelligent, non-invasive, real-time testing solutions, today announced it has successfully completed the review of results from Milestone 7, a phase of its biosensor platform development at the University of Newcastle, Australia, that included testing time-to-result (TTR), sensitivity, and reproducibility. The results showed a record 4x improvement in TTR, enabling the biosensor to return test results in under one minute.

The Company's biosensor platform is the world's first platform designed to specifically support multiple non-invasive, real-time, saliva-based diagnostic tests based on Organic Thin Film Transistor (OTFT) technology. It features a small, printable organic strip designed to put the power of accurate, timely diagnosis in the hands of patients and their primary health practitioners.

"We are thrilled to have reached another key development milestone for our biosensor platform, particularly demonstrating a substantial TTR reduction from 120 to 30 seconds, far below our original target of over 1 minute per test," said Harry Simeonidis, Chief Executive Officer at Intelligent Bio Solutions. *"Based on these successful results, the biosensor development team has now proceeded to its next testing phase, which will include testing human saliva."*

Further improvements to the biosensor platform observed in the results of Milestone 7 include:

- The development and application of a **new ink and device architecture** that shows significant improvements in performance. These changes have not only reduced TTR[i] by a factor of four, but have also significantly reduced manufacturing and printing times - improving productivity, and reducing costs.
- **Improvements in the limit of detection** which is critical when measuring glucose in saliva. Before these recent improvements, the biosensor platform was achieving 0.90 mg/dl[ii]. Setting a more aggressive target initially improved this to 0.54 mg/dl, before later achieving a further reduction to 0.36 mg/dl on average with the lowest result being 0.22 mg/dl.

"These Milestone 7 results highlight important improvements achieved during the ongoing development of the biosensor platform technology. We expect these enhancements will help accelerate our planned work on future biomarker targets for hormones, allergens, and cancers,"

added Professor Paul Dastoor, Director, Center for Organic Electronics at the University of Newcastle, Australia.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. is a life sciences company developing and delivering intelligent, non-invasive, real-time testing solutions to customers globally. With its world-first biosensor platform, Intelligent Bio Solutions is developing and launching diagnostic tests urgently needed to help people living with chronic disease. In addition, through its recent acquisition of Intelligent Fingerprinting, the company is the world leader in the advancement of portable drugs of abuse testing through the analysis of fingerprint sweat. The system is a platform technology with potential applications in many areas of diagnostics, and its advantages include being non-invasive, hygienic, fast, and cost-effective. The top-selling product screens for recent use of the most commonly taken drugs in workplace settings; opioids, cocaine, methamphetamine, and marijuana. Sample collection takes just seconds, with results in ten minutes. Customers include employers in safety-critical industries such as construction, transport and logistics firms, drug treatment organizations, as well as UK coroners. A laboratory confirmation service is also available.

www.ibs.inc

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.'s ability to develop and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions' public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:
Intelligent Bio Solutions Inc.
info@ibs.inc

Media Contact:
Cheryl Billson

Comma Communications
cheryl.billson@commacomms.com

[i] TTR is the measurement time for the test, which is taken from the start of testing until a result has been produced
[ii] The unit for reporting glucose concentration in the USA is mg/dL, or milligrams per 100 milliliters. The international standard unit for reporting the concentration of glucose in blood is mmol/l.